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                                                                    Exhibit 23.4


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Roberts Realty Investors, Inc. (the "Company") on Form S-3 of our report dated February 28, 1997 (on the Company's financial statements for the year ended December 31, 1996) appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP


Atlanta, Georgia
July 1, 1999